Exhibit 32

CERTIFICATION*

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of 1st Century Bancshares, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigneds hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigneds’ knowledge that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2013	/s/ Alan I. Rothenberg
Alan I. Rothenberg
Chairman of the Board, Chief Executive Officer and Principal Executive Officer

Date: August 7, 2013	/s/ Bradley S. Satenberg
Bradley S. Satenberg
Executive Vice President, Chief Financial Officer and Principal Financial Officer

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* A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.